UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2015

Everyday Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36371	80-0036062
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
345 Hudson Street, 16th Floor New York, NY	10014
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (646) 728-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Purchase Agreement (as described in Item 2.01) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 20, 2015, Everyday Health, Inc. (the “Company”) entered into that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among the Company, Cambridge BioMarketing Group, LLC (“Cambridge”), Maureen Franco, as the Sellers’ Representative, and the Sellers named therein (the “Sellers”). Pursuant to the Purchase Agreement, the Company acquired 100% of the limited liability company membership interests of Cambridge and Cambridge became a wholly-owned subsidiary of the Company (the “Acquisition”).

At the closing of the Acquisition, the Company paid a purchase price of $33 million (the “Guaranteed Consideration”) to the Sellers (subject to adjustment as provided in the Purchase Agreement). The Guaranteed Consideration consisted of (i) $25 million in cash and (ii) $8 million in the form of convertible notes (the “Notes”). The Notes are mandatorily convertible into shares of the Company’s common stock if the Company registers such shares for resale pursuant to a Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at a conversion price equal to the average trading price of the Company’s common stock for the ten days prior to the effectiveness of the registration statement. If the Notes have not been converted into shares of the Company’s common stock in accordance with the terms described in the previous sentence prior to the close of business on May 15, 2015, the entire balance of the Notes will become fully due and payable in cash. The Company may also prepay the balance of the Notes, in whole or in part, prior to May 15, 2015.

In addition to the Guaranteed Consideration, the Sellers are eligible to receive up to an additional $5 million in cash based on Cambridge’s performance in 2015.

The Company placed $2.5 million in cash of the Guaranteed Consideration into an escrow account for potential indemnification claims relating to breaches of representations, warranties and covenants contained in the Purchase Agreement.

The Guaranteed Consideration was funded through a draw on the Company’s revolving credit facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding the Purchase Agreement

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; are not intended to provide any factual information about the Company or Cambridge; and are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the signing of the Purchase Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. As a result, investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Cambridge or any of their respective subsidiaries, affiliates or businesses.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above relating to the Acquisition is incorporated herein by reference. The issuance of the Notes to the former securityholders of Cambridge was not registered under the Securities Act, pursuant to an exemption from the registration requirements provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Notes were issued only to “accredited investors” within the meaning of Regulation D in a transaction not involving a public offering. The Notes, and the shares of common stock issuable upon conversion thereof, are “restricted securities” for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements, unless sold pursuant to an effective registration statement under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of March 20, 2015, by and among Everyday Health, Inc., Cambridge BioMarketing Group, LLC, Maureen Franco, as the Sellers’ Representative, and the Sellers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everyday Health, Inc.

Date: March 25, 2015	By:	/s/ Alan Shapiro
		Name:	Alan Shapiro
		Title	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of March 20, 2015, by and among Everyday Health, Inc., Cambridge BioMarketing Group, LLC, Maureen Franco, as the Sellers’ Representative, and the Sellers named therein.